EXHIBIT 5.1
Messner & Reeves, LLC
1430 Wynkoop Street, Suite 400
Denver, Colorado 80202
Telephone: (303) 623-1800 Facsimile: (303) 623-0552
LEGAL OPINION OF MESSNER & REEVES, LLC
April 20, 2007
Smart Move, Inc.
5990 Greenwood Plaza Blvd, Suite 390
Greenwood Village, CO 80111
Ladies and Gentlemen:
          We are acting as counsel to Smart Move, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of securities consisting of: (i) up to 599,138 common stock purchase warrants having a term of five years from December 6, 2006 and exercisable at a price of $7.50; and (ii) up to 4,365,981 shares of the Company’s common stock underlying warrants and convertible debentures that will be issued upon the exercise of the Company’s warrants and conversion of its convertible debentures (the “Securities”). All of the Securities are being registered for resale by selling securities holders named in the Company’s registration statement on Form SB-2, filed under the Securities Act (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”).
          For the purpose of rendering this opinion, we have examined: the forms of the Certificate of Incorporation and Bylaws of the Company as currently in effect and included as Exhibits 3.1(i) and 3.1(ii) to the Registration Statement on Form SB-2, SEC File No. 333-140558, originals or copies of such agreements, instruments, corporate records, certificates, periodic reports and other documents as we deemed to be relevant for purposes of the opinions herein expressed, including the disclosures contained in the Company’s previous Registration Statement filed with the Securities and Exchange Commission on Form SB-2 for its initial public offering, SEC File No. 333-131762. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as photocopies and the accuracy and completeness of all records and information made available to us by the Company. In addition, in rendering this opinion, we assumed that the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.
          Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the law applicable to corporations of the State of Delaware.
          Based upon and subject to the foregoing, after giving due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement becomes and remains effective as a registration for resale by the selling securities holders, and the Prospectus which is a part of the Registration Statement (the “Prospectus”), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (ii) all offers and sales of the Securities will be made in compliance with the securities laws of the states having jurisdiction thereof, and (iii) the Company receives, to the extent applicable, the consideration set forth in the warrants, we are of the opinion that the 599,138 common stock purchase warrants issued are legally issued and the 4,365,981 underlying shares of common stock to be issued upon the exercise of warrants and conversion of convertible debentures will be legally issued, fully paid and nonassessable.

April 20, 2007

          We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
          This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.
          This opinion is furnished to you in connection with the filing of the Registration Statement.

Sincerely,
/s/ Messner & Reeves, LLC
Messner & Reeves, LLC